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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

       We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-2938) of Horizon Health Corporation; the Registration Statement on Form S-8 (No. 333-36953) of Horizon Health Corporation; and the Registration Statement on Form S-8 (No. 333-91761) of Horizon Health Corporation of our report on Horizon Health Corporation dated October 12, 2000 appearing on Page F - 2 of this Form 10-K. We also consent to the incorporation by reference of our report dated October 12, 2000 relating to the Financial Statement Schedule, which appears on page S - 2 of this Form 10-K.



PricewaterhouseCoopers LLP
Dallas, Texas
November 13, 2000